                                                                           EX.21

                    ADVANCED TECHNOLOGY LABORATORIES, INC.
                    --------------------------------------
                           (Washington Corporation)
                           ------------------------

                            PARENTS & SUBSIDIARIES

                                                                Jurisdiction of     Percentage of
Registrant                                                       Incorporation      Voting Control
----------                                                      ---------------     --------------
Advanced Technology Laboratories, Inc........................... Washington

Subsidiaries included in the consolidated financial statements contained herein:

ATL Washington, Inc............................................. Washington         100
  ATL Medizinische Gerate Service............................... Austria            100
  und Handelgesellschaft m.b.H.
  Advanced Technology Laboratories.............................. England             99/1/
  United Kingdom - Limited
  Advanced Technology Laboratories.............................. Germany             98/2/
  (Deutschland) GmbH
  Advanced Technology Laboratories S.A.R.L...................... France              99.9997/3/
   Interspec Sarl............................................... France             100
  Advanced Technology Laboratories AB........................... Sweden             100
  Advanced Technology Laboratories S.p.A........................ Italy              100
  Advanced Technology Laboratories Singapore.................... Singapore
  Private Limited
  Advanced Technology Laboratories.............................. Argentina           99/4/
  Argentine S.A.
  Scientific Medical Systems.................................... Delware            100
  International, Inc.
  Advanced Technology Laboratories, Inc......................... Delaware           100
  WMRK Scientific West, Inc..................................... Washington         100
  Indcham ATL Ltd............................................... India               51/5/
  ATL International, Inc........................................ Washington         100
    Advanced Technology Laboratories............................ Australia           99.99/6/
    Australia Pty., Ltd.
    Advanced Technology Laboratories............................ Belgium             99/1/
    - Belgium N.V.
    Advanced Technology Laboratories............................ Netherlands        100
    Nederland B.V.
    Advanced Technology Laboratories............................ Canada             100
    Canada), Inc.
  Atlas Diagnostics International, Inc.......................... Washington         100
  Atlantis Diagnostics International, L.L.C..................... Washington          60/7/
  Delspec, Inc.................................................. Delaware           100/8/
    Interspec U.K. Ltd.......................................... United Kingdom     100
    Interspec USVI, Inc......................................... St. Thomas USVI    100
    Interspec srl............................................... Italy              100
  Westinghouse Bahamas.......................................... Bahamas            100

/1/1% held by Advanced Technology Laboratories, Inc. (Delaware)
/2/2% held by Scientific Medical Systems International, Inc.
/3/432,869 parts held by ATL (Washington) and 1 part owned by ATL
   International, Inc.
/4/1% held by ATL International, Inc.
/5/49% held by Sanmar Electrotech Holdings Ltd. & five nominees
/6/.01 held by Gregory John Brand
/7/Limited Liability Company. Ownership consists of Members. ATL Washington,
   Inc.owns a 60% interest and Hitachi Medical Corporation owns a 40% interest /8/Terminated existence on 12/31/95

12/31/95